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                                                                   Exhibit 10.17

                                DATED DEC 01 2003

                                     BETWEEN

                       THE ROARING WATER BAY (RESEARCH AND
                          DEVELOPMENT) COMPANY LIMITED

                                       AND

                                   GSRWB, INC.

                                   ----------

                                LICENCE AGREEMENT

                                   ----------

                            MATHESON ORMSBY PRENTICE
                                30 Herbert Street
                                    Dublin 2
                                     Ireland

                              TEL + 353 1 619 9000
                              FAX + 353 1 619 9010
                              \MOP_DUBLIN\869259.4
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THIS LICENCE AGREEMENT BETWEEN THE ROARING WATER BAY (RESEARCH AND DEVELOPMENT)
COMPANY LIMITED, an Irish company of Roaring Water Bay House, 4 Herbert Place, Dublin 2, Ireland (hereinafter called "RWBRDCL") of the One Part; and

GSRWB, Inc., a Delaware corporation whose principal place of business is 85 - 47 Eliot Avenue, Suite G, Rego Park, New York, 11374 (hereinafter called "GSRW") of the Other Part.

WHEREAS RWBRDCL is in possession of an invention for which certain Patents (as defined below) have been obtained.

WHEREAS RWBRDCL has agreed to grant GSRW an exclusive license to use the said invention for which the said Patents have been obtained.

IT IS HEREBY AGREED AS FOLLOWS:-

1    DEFINITIONS

In this Licence Agreement the following words and expressions shall have the following meanings:-

"APPLICATION(S)"             means any Application for Letters Patent filed in
                             respect of the Invention, including any renewals,
                             extensions or improvement. "Applications" shall be
                             construed accordingly.

"ARBITRATOR"                 has the meaning set out in Clause 21 hereof.

"CALL OPTION"                means the option granted by RWBRDCL to GSRW in clause 3 hereof.

"CALL OPTION PERIOD"         means the duration of this Licence Agreement


"CONFIDENTIAL INFORMATION"   has the meaning set out in Clause 8 hereof.

"INVENTION(S)"               means the claimed subject matter of any of the
                             Patents listed in Schedule One, including without
                             limit all improvements thereon. "Inventions" shall
                             be construed accordingly.

"NET INVOICE PRICE"          means the sales price at the time of the subject
                             sale of the Product, excluding all taxes.

"NOTICE"                     has the meaning set out in Clause 3.2 hereof.

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
"OPERATIVE DATE"             means the 1st day of December 2003.

"PARTIES"                    means the parties to this Licence Agreement.

"PATENT(S)"                  Patents shall be construed accordingly.
                             "Patents" means the Patents referred to in Schedule
                             One.

"PRODUCT(S)"                 means goods manufactured incorporating and/or using
                             the Invention. "Products" shall be construed
                             accordingly.

"TERRITORY"                  means the territory as defined in Schedule Two
                             hereto.

"YEAR OF THIS LICENCE        means the period of twelve (12) months first
AGREEMENT"                   commencing on the Operative Date or any anniversary
                             of the Operative Date.

2    GRANT OF LICENCE

2.1 RWBRDCL agrees subject to the terms and conditions of this Licence Agreement to grant to GSRW an exclusive licence to manufacture and sell, as well as the right to sub-licence pursuant to Section 4 hereof, the Invention in the Territory under each and every Patent as may be granted for the term of this Licence Agreement.

     BY THIS LICENCE The Roaring Water Bay (Research and Development) Company Limited, an Irish company of Roaring Water Bay House, 4 Herbert Place, Dublin 2, Ireland HEREBY GRANTS to GSRWB, Inc., a Delaware corporation having a principal place of business at 85 - 47 Eliot Avenue, Suite G, Rego Park, New York 11374 of the following Letters Patent of which it is the proprietor that is to say, Nos. IE990967, 990969 and GB2344095 (hereinafter called the "Patent") full and exclusive Licence and authority to make use of the Invention claimed in the specification of the Patent to the intent that such Licence shall endure from the date hereof SUCH LICENCE being SUBJECT TO and with the benefit of this Licence Agreement.

3    CALL OPTION

3.1  Grant of Call Option and all rights, title and interest in the Invention

     In consideration of the payment by GSRW of EUR 1 (receipt of which RWBRDCL hereby acknowledges) RWBRDCL hereby grants to GSRW an option to require RWBRDCL to sell during, the Call Option Period, to GSRW all of the outstanding Applications and Patent(s) and the right, title and interest thereon for the aggregate sum of EUR90,000.

3.2  Exercise of Call Option

     The Call Option may be exercised at any time during the Call Option Period by notice in writing (the "Notice") served by GSRW on RWBRDCL. RWBRDCL shall sell or


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     procure the sale of the Applications and Patent(s) and all rights, title and interest in the Invention to GSRW within a period of 30 days from the receipt of the Notice by GSRW.

4    SUB-CONTRACTING

     Nothing in this Licence Agreement shall restrict the right of GSRW to enter into any sub contract which permits any sub-contractor to manufacture and sell the Invention provided that if any Confidential Information as defined in Clause 8 hereof is disclosed GSRW shall take all reasonable steps to safeguard the confidential nature of such Confidential Information.

5    ROYALTY

     In the period from the _____________ day of __________ to the date of termination of this Licence Agreement, The Roaring Water Bay Spirits Company Limited ("RWBSCL"), as GSRW's subsidiary, shall pay to RWBRDCL as a royalty a sum equal to EIGHT PER CENT (8%) of the Net Invoice Price of all Products sold, or otherwise disposed of by RWBSCL subject to a maximum in each year of EUR30,000 in accordance with the terms of Section 7 hereof.

6    ACCOUNTS

     To enable the determination of the sum due as royalties, GSRW shall during the life of this Licence Agreement cause RWBSCL to keep at its principal place of business, true, clear particular and separate accounts and records and permit and in every way facilitate inspection and copies to be taken of them by a representative or representatives of RWBRDCL at reasonable times on giving reasonable notice. Payments shall be transferred and credited to an account of RWBRDCL, at such bank as RWBRDCL may from time to time nominate for the purpose, of the amount due or paid in any manner as may be determined by RWBRDCL from time to time.

7    DUE DATES FOR PAYMENTS

     GSRW shall cause RWBSCL on the _____________ day of _____________ and every three (3) months thereafter or such other dates as agreed by the parties from time to time while this Licence Agreement is in force, to render to RWBRDCL a statement showing details of the sum due as royalties and GSRW shall cause RWBSCL to pay the sum due, within thirty (30) days of the date on which each and every such statement is due to be rendered.

8    CONFIDENTIAL TREATMENT OF INFORMATION

     Save as provided at Clause 4 hereof GSRW agrees to keep strictly secret and confidential during the term of any Patent and for two (2) years thereafter, all and any information, acquired from RWBRDCL pursuant to this Licence Agreement (herein referred to as "Confidential Information"), except where disclosure or use of such information is expressly permitted by RWBRDCL, or where such Confidential Information has come into the public domain other than due to an unauthorised act of GSRW.


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9    ASSIGNMENT

     GSRW shall not grant, assign, sub-licence, mortgage or otherwise charge or convey, voluntarily or involuntarily any rights accruing to GSRW under this Licence Agreement except to its affiliates, without the prior written consent of RWBRDCL. Such consent may be withheld without reason being given.

10   REPRESENTATIONS AND WARRANTIES

10.1 RWBRDCL represents that, the rights licensed hereunder do not infringe the rights of any third party.

10.2 RWBRDCL warrants that it owns, and throughout the term of this Agreement will own, all right, title and interest to the Invention and the Patents, free and clear of any lien or encumbrance and the use of the Invention by RWBSCL will not infringe any rights of third parties in any country of the Territory.

11   IMPROVEMENTS

11.1 Where either party makes any improvement on the Invention, that Party shall own all legal and beneficial rights and interests in any said improvements on the Invention.

11.2 The Parties shall jointly and severally own all legal and beneficial rights and interests in any improvements on the Invention made jointly by the Parties.

11.3 Where either Party makes any improvement on the Invention, that Party shall on reasonable terms offer to disclose said improvement on the Invention to, and permit the use of said improvement on the Invention by the other Party.

12   TERMINATION

     If the royalties due hereunder have not been paid within the time allowed by this Licence Agreement or if either party shall breach of any of the representations, warranties, covenants, promises or undertakings herein contained and on its part to be performed or observed and shall not have remedied such breach within thirty (30) days after notice is given to the breaching party by the non-breaching party requiring such remedy or if either party shall have an Examiner appointed over the whole or any part of its assets or an order is made or a resolution passed for winding up of such party unless such order is part of a scheme for reconstruction or amalgamation of such party then the other party may forthwith terminate this Licence Agreement without being required to give any or any further notice in advance of such termination but such termination shall be without prejudice to the remedy of such party to sue for and recover any royalties then due and to pursue any remedy in respect of any previous breach of any of the covenants or agreements contained in this Licence Agreement.


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13   DURATION

13.1 Subject to the provisions for termination hereinbefore contained, this Licence Agreement shall operate from the Operative Date and shall continue in force for a period of five (5) years.

13.2 On expiration of this Licence Agreement RWBRDCL may on request enter into a further licence agreement on terms and for a period to be agreed, provided that no such further Licence Agreement shall continue for any period which shall expire later than [one (1) day] prior to the date on which any Patent shall expire.

13.3 RWBRDCL shall notify GSRW in writing of any expiry of this Licence Agreement no later than thirty (30) day prior to any expiry. If RWBRDCL fails to so notify GSRW, the Parties shall at the election of GSRW be deemed to have entered into a further licence agreement for a period of one
     (1) year commencing next after any such expiry. The terms of this Licence Agreement including the provisions of this sub-clause shall apply mutatis mutandis to any such further licence agreement, provided that no such further licence agreement shall expire later than one day (1) prior to the date on which any Patent shall expire. The provisions of this sub-clause shall not apply where this Licence Agreement or any such further licence agreement is terminated under Clause 12 hereof or any corresponding term deemed to be in any such further licence agreement.

13.4 This Licence Agreement shall not be modified, amended or supplemented in any way unless such modification, amendment or supplement is agreed to in writing by each of the Parties hereto.

14   PATENTS AND APPLICATIONS

     RWBRDCL shall during the life of this Licence Agreement pay all costs and fees payable in respect of the Applications and do all such acts and things as may be necessary to maintain and keep on foot the Patents including any additional Applications and improvements requested by GSRW and RWBRDCL shall apply for or continue to prosecute any application for any extension of the term of any Patent if so requested by GSRW.

15   INFRINGEMENT

     If any infringement action, proceedings or claim of any kind is threatened or instituted against GSRW resulting from the exercise of any rights granted under the Licence Agreement RWBRDCL shall take timely steps to defend such action, proceeding or claims and shall promptly notify GSRW. GSRW shall not be obliged to defend RWBRDCL against any such action proceeding or claim. RWBRDCL shall defend such actions at its own expense. At the request of RWBRDCL GSRW shall permit RWBRDCL to intervene or appear in connection with any action proceeding or claim at the sole expense of RWBRDCL. The rights of RWBRDCL under this Licence Agreement shall in no way be affected by any adverse decision in or with respect to any such action, proceeding or claim.


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16   COUNTRIES IN WHICH PATENT APPLICATIONS ARE FILED

     RWBRDCL and GSRW shall decide in which countries, if any, any further Applications are to be filed. Each and every further Application for a Patent for the Invention so filed shall be notified to GSRW by RWBRDCL and each such further Application for a Patent for the Invention shall be deemed to be included in Schedule One on the date on which it is filed.

17   FORCE MAJEURE

     In the event that either Party is delayed or hindered in the performance of its obligations hereunder by force majeure this Licence Agreement shall remain in suspense until the cause thereof has ceased to delay or hinder. For the purpose of this Licence Agreement, but not by way of limitation, force majeure shall mean any cause beyond the reasonable control of the Party liable to perform unless conclusive evidence to the contrary is provided and shall include strikes, riots and sabotage, acts of war or terrorism, acts of piracy, destruction of essential equipment by fire, explosion, storm, flood, earthquake or other natural disaster, compliance with economic, trade or political sanctions, failure of power supplies or transport facilities.

18   SEVERABILITY

     In the event any provision of this Licence Agreement is declared invalid or unenforceable or becomes unlawful in its operation or any part thereof, such provision shall not affect the rights and duties of the Parties with regard to the remaining provisions of this Licence Agreement which shall continue as binding.

19   OUTSTANDING ROYALTY ON TERMINATION

     On the expiration or sooner termination of this Licence Agreement, GSRW shall pay to RWBRDCL within thirty days (30) following the date of such expiration or sooner termination all royalties outstanding on the date of such expiration or sooner termination.

20   COSTS OF LICENCE AGREEMENT

     RWBRDCL agrees to be responsible for the costs incurred in respect of the preparation and recording of this Licence Agreement.

21   ARBITRATION

     If any dispute or difference of any kind whatsoever arises or occurs between the Parties in relation to any thing or matter arising under or out of or in connection with this Licence Agreement the Parties shall appoint an arbitrator (the "Arbitrator") and submit such dispute or difference to such arbitrator whose award shall be binding. If the Parties fail to agree on the appointment of an arbitrator within one (1) calendar month of the date on which such dispute or difference arises or occurs either Party may, on giving one (1) calendar months notice to the other Party, refer such dispute or difference to arbitration under the Arbitration Rules of the Chartered Institute of Arbitrators - Irish Branch.


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22   GOVERNING LAW

     This Licence Agreement shall be governed by and construed in accordance with Irish law. The Parties hereby agree that the Courts of Law in Ireland shall have exclusive jurisdiction in any action in respect hereof, and that in the event of such proceeding being commenced service of documents at such address as is the address for the time being of the addressee by prepaid registered post, shall be deemed good service.

23 The Parties hereto agree that (i) this Licence Agreement supersedes, in all respects, the terms and provisions of that certain Licence Agreement, dated November 19, 1999 (the "Original Licence Agreement") by and between RWBRDCL (formerly Roaring Water Bay Vodka Company Limited) and RWBSCL, and (ii) the Original Licence Agreement shall no longer have any force or effect as of the date hereof.


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IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be executed, intending that it shall be legally binding upon them their executors, administrators, heirs, estates, successors and assigns.

PRESENT WHEN THE COMMON SEAL of
THE ROARING WATER BAY (RESEARCH AND
DEVELOPMENT) COMPANY LIMITED
was affixed hereto.


                                        /s/ David Phelan
                                        ----------------------------------------
                                        Director


                                        /s/ Patrick Rigney
                                        ----------------------------------------
                                        Director/Secretary

EXECUTED AS A DEED BY:

FOR AND ON BEHALF OF GSRWB, INC.


/s/ Mark Andrews
-------------------------------------


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                                  SCHEDULE ONE

                               PATENT PUBLICATIONS

Irish Patent No:   IE990967
Date Filed:        July 12, 2000
Entitled:          "Packaging for a bottle assembly"

Irish Patent No:   990969
Date Filed:        July 12, 2000
Entitled:          "Packaging for a bottle assembly"

UK Patent NO:      GB2344095
Date Filed:        May 31, 2000
Entitled:          "Stackable bottles":


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                                  SCHEDULE TWO

For the purposes of this Licence Agreement the Territory is each and every country in the World.


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